Exhibit 99.1

iRhythm Technologies Comments on Centers for Medicare and Medicaid Services 2021 Medicare Physician Fee Schedule Final Rule

Webcast Scheduled for December 2, 2020 at 5:30 am PT/8:30 am ET

SAN FRANCISCO, December 2, 2020 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, commented on the Centers for Medicare and Medicaid Services (CMS) Calendar Year 2021 Medicare Physician Fee Schedule (MPFS) Final Rule. The Final Rule was announced in a press release on December 1, 2020 and established payment policies, payment rates, and other provisions for services furnished under the MPFS on or after January 1, 2021.

The Final Rule describes two new Category I Current Procedural Terminology (“CPT”) code sets related to long term continuous electrocardiogram (“ECG”) monitoring and recording. Category I CPT codes 93241 – 93248 will replace Category III temporary CPT codes 0295T – 0298T as the primary codes that iRhythm uses to seek reimbursement for its Zio XT service. The eight new Category I CPT codes were split between two sets of four with rates tied to wear-time of greater than 48 hours and up to 7 days, and for greater than 7 days up to 15 days. These additional codes were established to define the associated time and work to monitor, detect and identify cardiac disease over longer periods of time which has been shown to lead to higher detection rates. At this time, the Company expects that the new CPT codes will be adopted by all U.S. payors for reporting purposes beginning January 1, 2021 when the new codes become effective.

In the Final Rule, CMS did not finalize national pricing for the extended external ECG patch, medical magnetic tape recorder (SD339) supply, and ruled to contractor price CPT codes 93241, 93243, 93245 and 93247. iRhythm will be working with Medicare Administrative Contractors (MACs) to establish pricing for these codes.

Webcast Information
iRhythm will host a conference call today, December 2, 2020 at 5:30 am PT/8:30 am ET to provide commentary on the recently released CMS Calendar Year 2021 MPFS Final Rule. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event available on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc. iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14-days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding CPT coding decisions, the company’s expectations regarding government and third-party payor adoption of CPT coding decisions and the timing thereof and other statements relating to reimbursement coverage. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-Q on November 6, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Leigh Salvo	Saige Smith
(415) 937-5404	(262) 289-7065
investors@irhythmtech.com	irhythm@highwirepr.com